EXHIBIT 99.1

Arbutus Presents HBV Data at Upcoming Scientific Conferences

VANCOUVER, British Columbia and WARMINSTER, Pa., Sept. 22, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced presentation of HBV data at the following scientific conferences.

Discovery on Target: Targeting HBV, Sept 25, 2017, Boston, MA
Presentations Include:

  RNA Interference: A New Tool in the Toolbox for Treatment of HBV by Amy Lee, Senior Director, Research
  HBV Capsid Assembly Inhibitors by Rene Rijnbrand, Vice President, Head of Biology

Discovery on Target: Emerging Oligonucleotide Therapeutics, Sept 27-28, 2017, Boston, MA
Presentation Includes:

  RNAi Based Human Therapy for Chronic Hepatitis B Infection by Amy Lee, Senior Director, Research

These presentations will be available by visiting the Investor section of www.arbutusbio.com and selecting Events and Presentations.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com